EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas Bathauer, the chief executive officer of Integral Technologies, Inc. (the “Company”), a, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended December 31, 2017 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Douglas Bathauer
Douglas Bathauer
Chief Executive Officer

November 23, 2018